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                                                                     EXHIBIT 3.2

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

      Altus Pharmaceuticals Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the Corporation is Altus Pharmaceuticals Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 2001 under the name Altus Biologics Inc.

      2. The text of the Corporation's Restated Certificate of Incorporation, as amended, is hereby amended and restated to read in full as follows:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is

                           ALTUS PHARMACEUTICALS INC.

      SECOND: The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statue.

      FOURTH:

      A. Designation and Number of Shares.

      The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 450,000 shares shall be designated as "Redeemable Preferred Stock."

      The term "Restated Certificate of Incorporation" as used herein shall mean the Restated Certificate of Incorporation of the Corporation as amended from time to time. The number of

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authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock then entitled to vote, voting together as a single class, without a separate class vote of the holders of the Common Stock or Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

      B. Preferred Stock

      1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine.

      2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

      C. Redeemable Preferred Stock

      1. Dividends. The holder of each share of Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the per annum rate of five percent (5%) of the purchase price of such shares (the "Redeemable Preferred Dividends"). No dividend shall be declared, paid or set aside for payment on any shares of Common Stock, other than a dividend in order to effectuate a stock split or a shareholder rights plan, until accrued but unpaid (whether or not declared) Redeemable Preferred Dividends shall have been paid. The Redeemable Preferred Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared, and shall be cumulative. Other than the repurchase of shares of Common Stock of the Corporation from service providers to or employees of the Corporation or any of its subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment, the Corporation shall not purchase or acquire any other shares of capital stock of the Corporation unless all accrued but unpaid (whether or not declared) Redeemable Preferred Dividends have been paid. Any accumulation of dividends on the Redeemable Preferred Stock shall not bear interest.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its

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stockholders, after and subject to the payment in full of all amounts required to be distributed to holders of any other class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Redeemable Preferred Stock, and before any payment to the holders of Common Stock, or any other class or series of stock ranking on liquidation junior to the Redeemable Preferred Stock by reason of their ownership thereof, an amount equal to $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends (whether or not declared) on such shares (the "Redeemable Preferred Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Redeemable Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Redeemable Preferred Stock the full amount to which they shall be entitled, the holders of shares of Redeemable Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Redeemable Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      (b) Deemed Liquidation Events.

      (i) The following events shall be deemed to be a liquidation of the Corporation (a "Deemed Liquidation Event"):

            (A) a merger or consolidation in which

                  (I) the Corporation is a constituent party, or

                  (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

                  except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of the issued and outstanding shares of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least sixty percent (60%) of the voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

            (B) the sale of all or substantially all the assets of the Corporation (except where such sale is to a wholly owned subsidiary of the Corporation).

      (ii) The Corporation shall not effect any merger or consolidation constituting a Deemed Liquidation Event unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the holders of Redeemable Preferred Stock shall be allocated among the holders of Redeemable Preferred Stock in accordance with Section C2(a) above or (B) the holders of at least two-thirds of the then outstanding shares of Redeemable Preferred

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Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Section C2(a) above.

      (iii) In the event of a sale of all or substantially all the assets of the Corporation constituting a Deemed Liquidation Event, if the Corporation effects a dissolution of the Corporation under the Delaware General Corporation Law (a "Statutory Dissolution") within 30 days after such Deemed Liquidation Event, then all assets available for distribution to the Corporation's stockholders upon such Statutory Dissolution shall be distributed to the holders of capital stock of the Corporation in accordance with Section C2(a) above. If the Corporation does not effect a Statutory Dissolution within 30 days after a sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, then, if the holders of at least two-thirds of the then outstanding shares of Redeemable Preferred Stock so request in a written instrument delivered to the Corporation not later than 60 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), to the extent legally available therefor (the "Net Proceeds"), to redeem, on the 90th day after such Deemed Liquidation Event, all outstanding shares of Redeemable Preferred Stock at a price per share equal to the Redeemable Preferred Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Redeemable Preferred Stock, the Corporation shall redeem a pro rata portion of each holder's shares of Redeemable Preferred Stock. The provisions of Sections C5(b) and (c) below shall apply, with such necessary changes in the details thereof as are necessitated by the context of this Section, to the redemption of the Redeemable Preferred Stock pursuant to this Section C2(b)(iii).

      (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall equal the cash value of all property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The cash value of property, rights or other securities shall be determined in good faith by the Board of Directors.

      3. Voting. Except as provided by law or in Section C7 hereof, the holders of the Redeemable Preferred Stock shall have no voting rights with respect to any matters to be voted on by the Corporation's stockholders.

      4. Conversion. The holders of the Redeemable Preferred Stock shall have no conversion rights.

      5. Redemption of Redeemable Preferred Stock at Option of Holder.

      (a) On or after the 31st day of December, 2010, each holder of Redeemable Preferred Stock shall have the right to require the Corporation to redeem all of the shares of Redeemable Preferred Stock held by such holder on the date redemption is requested, or such lesser number of shares of Redeemable Preferred Stock as the holder may determine. Any holder desiring to exercise the redemption right granted herein (a "Redeemable Preferred Requesting Holder") shall provide written notice to the Corporation setting forth the number of shares to be redeemed and designating the date, which shall not be less than 90 days following the date of receipt by the

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Corporation of such notice, on which the redemption is to occur (the "Holders'
Redeemable Preferred Redemption Date"). To the extent permissible hereunder, on the Holders' Redeemable Preferred Redemption Date and upon a holder's proper surrender, in accordance with Section C5(b), of his, her or its certificates representing shares to be redeemed, the redemption price shall be paid by the Corporation in cash in an amount equal to $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) of Redeemable Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not declared) payable in accordance with Section C1 hereof on each share of Redeemable Preferred Stock to be redeemed (the "Redeemable Preferred Redemption Price").

      (b) On or prior to the Holders' Redeemable Preferred Redemption Date, the Redeemable Preferred Requesting Holder shall surrender his, her or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Holders' Redeemable Preferred Redemption Date, unless there shall be a default in payment of the Redeemable Preferred Redemption Price, all rights of each holder with respect to shares of Redeemable Preferred Stock redeemed on the Holders' Redeemable Preferred Redemption Date shall cease (except the right to receive the Redeemable Preferred Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

      (c) For the purpose of determining whether funds are legally available for redemption of shares of Redeemable Preferred Stock as provided herein, the Corporation shall in good faith value its assets in accordance with U.S. generally accepted accounting principles and at the highest amount permissible under applicable law. If on a Holders' Redeemable Preferred Redemption Date funds of the Corporation legally available therefor are insufficient to redeem all the shares of Redeemable Preferred Stock required to be redeemed on such date, funds to the extent legally available therefor shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the total number of shares of Redeemable Preferred Stock properly tendered for redemption on such date.

      (d) The redemption requirements provided hereby shall be continuous, so that if on the Holders' Redeemable Preferred Redemption Date such requirements shall not be fully discharged, funds thereafter legally available shall be applied therefor as permitted hereunder without further action by any holder of Redeemable Preferred Stock until such requirements are fully discharged.

      6. Redemption of Redeemable Preferred Stock at Option of the Corporation.

      (a) At any time, the Corporation shall have the right to redeem all of the shares of Redeemable Preferred Stock held by the holders of Redeemable Preferred Stock on the date redemption is requested, or such lesser number of shares of Redeemable Preferred Stock as the Corporation may determine. If the Corporation desires to exercise its redemption right granted herein, it shall provide written notice to the holders of Redeemable Preferred Stock setting forth the number of shares to be redeemed and designating the date, which shall not be less than 10

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days following the date of delivery to the holders of such notice, on which the redemption is to occur (the "Corporation's Redeemable Preferred Redemption Date"). To the extent permissible hereunder, on the Corporation's Redeemable Preferred Redemption Date and upon a holder's proper surrender, in accordance with Section C6(b), of his, her or its certificates representing shares to be redeemed, the Corporation shall pay the Redeemable Preferred Redemption Price on each share of Redeemable Preferred Stock to be redeemed.

      (b) On or prior to the Corporation's Redeemable Preferred Redemption Date, each holder of Redeemable Preferred Stock shall surrender his, her or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Corporation's Redeemable Preferred Redemption Date, unless there shall be a default in payment of the Redeemable Preferred Redemption Price, all rights of each holder with respect to shares of Redeemable Preferred Stock redeemed on the Corporation's Redeemable Preferred Redemption Date shall cease (except the right to receive the Redeemable Preferred Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

      (c) For the purpose of determining whether funds are legally available for redemption of shares of Redeemable Preferred Stock as provided herein, the Corporation shall in good faith value its assets in accordance with U.S. generally accepted accounting principles and at the highest amount permissible under applicable law. If on a Corporation's Redeemable Preferred Redemption Date funds of the Corporation legally available therefor are insufficient to redeem all the shares of Redeemable Preferred Stock required to be redeemed on such date, funds to the extent legally available therefor shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the total number of shares of Redeemable Preferred Stock properly tendered for redemption on such date.

      (d) The redemption requirements provided hereby shall be continuous, so that if on the Corporation's Redeemable Preferred Redemption Date such requirements shall not be fully discharged, funds thereafter legally available shall be applied therefor as permitted hereunder without further action by any holder of Redeemable Preferred Stock until such requirements are fully discharged.

      7. Special Voting Rights. Without the approval by vote of the holders of at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting separately as a single class (each share of Redeemable Preferred Stock to be entitled to one vote in such instance), the Corporation will not:

      (a) amend this Section C7;

      (b) authorize or issue, or obligate the Corporation to authorize or issue additional shares of Redeemable Preferred Stock; or

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      (c) amend, alter or repeal the preferences, special rights or other powers of the Redeemable Preferred Stock so as to affect adversely the powers, preferences or special rights of the Redeemable Preferred Stock.

      D. Common Stock.

      The holders of the Common Stock are entitled to one vote for each share held; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

      D. Special meetings of the stockholders may only be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      SIXTH:

      A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

      B. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors of

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the Corporation shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified.

      C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified, subject to their earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

      D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the outstanding shares of capital stock then entitled to vote at an election of the directors, voting together as a single class.

      F. At any meeting of the Board of Directors, a majority the Whole Board shall constitute a quorum for all purposes. At any meeting of the Board of Directors duly held at which a quorum is present, all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. If at any meeting of the Board of Directors there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty (80%) of the voting power of all of the then

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outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

      EIGHTH:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. In addition to the right to indemnification conferred in Section A of this Article EIGHTH, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise.

      C. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      D. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is

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or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article EIGHTH.

      E. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

      NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article NINTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article TWELFTH).

      TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, (whether by merger, consolidation or otherwise) Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Article TWELFTH of this Restated Certificate of Incorporation.

      ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

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application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      TWELFTH: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article TWELFTH and any such agreement, the term, "Continuing Directors," shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.

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

      IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized President and Chief Executive Officer this ____ day of __________, 2006.

                                    ALTUS PHARMACEUTICALS INC.

                                    By:
                                        ----------------------------------------
                                        Sheldon Berkle
                                        President and Chief Executive Officer

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